ENERGY FUELS INC.
2013 AMENDED AND RESTATED STOCK OPTION PLAN

ARTICLE I
PURPOSE

1.1 PURPOSE

This 2013 Amended and Restated Stock Option Plan is hereby continued as the Corporation’s stock option plan. The purpose of the Plan is to advance the interests of the Corporation and its shareholders by encouraging and enabling employees, directors, officers, and consultants to the Corporation or any of its Affiliates to acquire and maintain a proprietary ownership interest in the Corporation, thereby aligning their interests with those of the Corporation’s stakeholders and strengthening their desire to remain in the employ or service of the Corporation or its Affiliates.

ARTICLE II
INTERPRETATION

2.1 DEFINITIONS

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

(a)	“Affiliate” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

(b)	“Associate” has the meaning set forth in the Securities Act (Ontario), as amended from time to time;

(c)	“Black Out Period” means the period of time during which the Corporation has imposed trading restrictions on its Insiders;

(d)	“Board” means the board of directors of the Corporation, and includes, to the extent any powers have been delegated to a Committee as provided in Section 3.2, such Committee;

(e)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto, Ontario are open for commercial business during normal banking hours;

(f)	“Change in Control” means the happening of any of the following events:

(i)

any transaction at any time and by whatever means pursuant to which (A) the Corporation goes out of existence by any means, except for any corporate transaction or reorganization in which the proportionate voting power among holders of securities of the entity resulting from such corporate transaction or reorganization is substantially the same as the proportionate voting power of such holders of Corporation voting securities immediately prior to such corporate transaction or reorganization or (B) any Person or any group of two or more Persons acting jointly or in concert (other than the Corporation, a wholly-owned Subsidiary of the Corporation, an employee benefit plan of the Corporation or of any of its wholly-owned Subsidiaries, including the trustee of any such plan acting as trustee) hereafter acquires the direct or indirect “beneficial ownership” (as defined by the OBCA) of, or acquires the right to exercise control or direction over, securities of the Corporation representing 50% or more of the Corporation’s then issued and outstanding securities in any manner whatsoever, including, without limitation, as a result of a take-over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the assets of the Corporation to a Person other than a wholly-owned Subsidiary of the Corporation;

(iii)

the dissolution or liquidation of the Corporation except in connection with the distribution of assets of the Corporation to one or more Persons which were wholly- owned Subsidiaries of the Corporation immediately prior to such event;

(iv)

the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a wholly- owned Subsidiary of the Corporation);

(v)

with respect to holders of Options who are employed by a subsidiary of the Corporation, an event set forth in (i), (ii), (iii) or (iv) has occurred with respect to such subsidiary (the “Employing Subsidiary”), in which case the term “Corporation” in those paragraphs will be read to mean “Employing Subsidiary” and the phrase “ wholly-owned Subsidiary(ies)” will be read to mean “ Affiliate(s) or wholly-owned Subsidiary(ies)”; or

(vi)	the Board passes a resolution to the effect that, for the purposes of some or all of the Option Agreements, an event set forth in (i), (ii), (iii), (iv) or (v) above has occurred.

(g)

“Change in Control Price” means the highest price per Common Share paid in any transaction reported on a stock exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Corporation at any time during the five trading days preceding the Change in Control, as determined by the Board in its sole discretion;

(h)	“Committee” has the meaning set forth in Section 3.2;

(i)	“Common Shares” means the common shares in the capital of the Corporation and any other securities of the Corporation or any Affiliate or any successor that may be so designated by the Committee;

(j)	“Corporation” means Energy Fuels Inc., a corporation incorporated under the laws of the Province of Ontario, and any successor corporation;

(k)	“Consultant” means a Person that:

(i) is engaged to provide services to the Corporation or an Affiliate other than services provided in relation to a distribution of securities of the Corporation or an Affiliate;

(ii) provides the services under a written contract with the Corporation or an Affiliate; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate;

provided that with respect to Consultants who are U.S. Persons, such Consultants shall be granted Options under this Plan only if:

(A)	they are natural persons;

(B)	they provide bona fide services to the Corporation or its majority-owned subsidiaries; and

(C)

such services are not in connection with the offer or sale of securities in a capital- raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities.

(l)	“Date of Grant” means, for any Option, the date on which the Board grants the Option to the Participant, which date shall be set out in the Option Agreement entered into with the Participant;

(m)	“Disabled” or “Disability” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Committee for purposes of this Plan;

(n)	“Eligible Employee” means a current full-time or part-time employee or officer of the Corporation or an Affiliate;

(o)	“Exercise Notice” means a notice in writing, substantially in the form set out in Schedule B, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option;

(p)	“Exercise Price” means the price at which a Common Share may be purchased pursuant to the exercise of an Option;

(q)

“Exercise Period” means the period of time during which an Option granted under this Plan may be exercised (provided however that the Exercise Period may not exceed 10 years from the relevant Date of Grant);

(r)

“Fair Market Value” means, with respect to any Common Share at a particular date, the volume weighted average trading price of the Common Shares on the TSX for the five (5) trading days immediately preceding such date, and for this purpose, the volume weighted average trading price shall be calculated by dividing the total value by the total volume of securities traded for such period;

(s)	“Insider” has the meaning given to that term in the TSX Rules;

(t)	“OBCA” means the Business Corporations Act (Ontario) and the regulations promulgated thereunder, both as amended from time to time;

(u)	“Option” means a right to purchase Common Shares under this Plan;

(v)	“Option Agreement” means a signed, written agreement between an Optionee and the Corporation, substantially in the form attached as Schedule A, subject to any amendments or additions thereto as may, in the discretion of the Committee, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan;

(w)	“Optionee” means a Participant who has been granted one or more Options under this Plan;

(x)	“Participant” means an Eligible Employee, a Consultant or a director of the Corporation or an Affiliate;

(y)

“Person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;`

(z)	“Plan” means this 2013 Amended and Restated Stock Option Plan, as it may be amended from time to time;

(aa)

“Retirement” means retirement from active employment with the Corporation or an Affiliate in accordance with the policies of the Corporation in place from time to time or, with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Committee, at or after such earlier age and upon the completion of such years of service as the Committee may specify;

(bb)	“Security Based Compensation Arrangement” has the meaning given to that term in the TSX Rules;

(cc)	“Termination Date” means, in the case of a Participant whose employment or term of office or engagement with the Corporation or an Affiliate terminates:

(i) by reason of the Participant’s death, the date of death; and

(ii)

for any reason whatsoever other than death, the date of the Participant’s last day actively at work for or actively engaged by the Corporation or the Affiliate, as the case may be; and for greater certainty “Termination Date” in any such case specifically does not mean the date on which any period of contractual notice or reasonable notice that the Corporation or the Affiliate, as the case may be, may be required at law to provide to a Participant would expire;

(dd)	“TSX” means the Toronto Stock Exchange; and

(ee)	“TSX Rules” means Part VI of the Company Manual of the Toronto Stock Exchange, as amended from time to time.

(ff)	“U.S. Person” means a U.S. Person as that term is defined in Regulation S of the United States Securities and Exchange Commission.

2.2 INTERPRETATION

(a)

Whenever the Board or, where applicable, the Committee is to exercise discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Board or the Committee, as the case may be.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Whenever any payment is to be made or action is to be taken on a day which is not a Business Day, such payment shall be made or such action shall be taken on the next following Business Day.

(e)	In this Plan, a Person is considered to be a “Subsidiary” of another Person if:

	(i)	it is controlled by,

		(A)	that other, or

		(B)	that other and one or more Persons, each of which is controlled by that other, or

		(C)	two or more Persons, each of which is controlled by that other; or

	(ii)	it is a Subsidiary of a Person that is that other’s Subsidiary.

(f)	In this Plan, a Person is considered to be “controlled” by a Person if:

(i)	(A)

voting securities of the first-mentioned Person carrying more than 50% of the votes for the election of directors are held, directly or indirectly, otherwise than by way of security only, by or for the benefit of the other Person; and

	(B)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first mentioned Person;

(ii)

in the case where the first-mentioned Person is a partnership that does not have directors, other than a limited partnership, the second mentioned Person holds more than 50% of the interests in the partnership; or

(iii)	in the case where the first-mentioned Person is a limited partnership, the second mentioned Person is the general partner.

(g)	Unless otherwise specified, all references to money amounts are to Canadian currency.

ARTICLE III
ADMINISTRATION

3.1 ADMINISTRATION

Subject to Section 3.2, this Plan will be administered by the Board, and the Board has sole and complete authority, in its discretion, to:

(a)	determine the Participants to whom grants under the Plan may be made;

(b)	make grants of Options under the Plan in such amounts, to such Participants and, subject to the provisions of this Plan, on such terms and conditions as it determines, including without limitation:

	(i)	the time or times at which Options may be granted;

	(ii)	the conditions under which:

		(A)	Options may be granted to Participants; or

		(B)	Options may be forfeited to the Corporation,

	(iii)	the Exercise Price;

	(iv)	the time or times when each Option vests and becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period; and

	(v)	any acceleration of vesting, or waiver of termination regarding any Option, based on such factors as the Board may determine;

(c)	interpret this Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to this Plan; and

(d)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

The Board’s determinations and actions within its authority under this Plan are conclusive and binding on the Corporation and all other persons. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or of a Subsidiary as the Board determines.

3.2 DELEGATION TO COMMITTEE

To the extent permitted by applicable law and the Corporation’s articles, the Board may, from time to time, delegate to a committee (the “Committee”) of the Board all or any of the powers conferred on the Board under the Plan. In connection with such delegation, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive. Notwithstanding any such delegation or any reference to the Committee in this Plan, the Board may also take any action and exercise any powers that the Committee is authorized to take or has power to exercise under this Plan.

3.3 ELIGIBILITY

All Participants are eligible to participate in the Plan, subject to subsections 5.1(b) and 5.2(b) . Eligibility to participate does not confer upon any Participant any right to receive any grant of an Option pursuant to the Plan. The extent to which any Participant is entitled to receive a grant of an Option pursuant to the Plan will be determined in the sole and absolute discretion of the Committee, provided however that the following restrictions shall also apply to this Plan:

(a)

the number of Common Shares issuable to Insiders, at any time, under the Plan together with all Security Based Compensation Arrangements, shall not exceed 10% of the issued and outstanding Common Shares as of the date of grant; and

(b)

the number of Common Shares issued to Insiders, within any one year period, under the Plan together with all Security Based Compensation Arrangements, shall not exceed 10% of issued and outstanding Common Shares.

3.4 TOTAL COMMON SHARES AVAILABLE

(a)

The aggregate number of Common Shares that may be issued for all purposes pursuant to the Plan shall not exceed the number which represents 10% of the issued and outstanding Common Shares of the Corporation from time to time. Subject to applicable law, the requirements of the TSX or any other stock exchange upon which the Common Shares may then be listed and any shareholder or other approval which may be required, the Board may in its discretion amend the Plan to increase such limit without notice to any Participants.

(b)

For purposes of computing the total number of Common Shares available for grant under the Plan, Common Shares subject to any Option (or any portion thereof) that has been exercised, has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Common Shares shall again be available for grant under the Plan.

3.5 OPTION AGREEMENTS

All grants of Options under this Plan will be evidenced by Option Agreements. Option Agreements will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Committee may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Option Agreement to each Optionee pursuant to this Plan.

3.6 CONDITIONS OF GRANT

Each Participant will, when requested by the Corporation, sign and deliver all such documents relating to the granting of Options or exercise of Options which the Corporation deems necessary or desirable.

3.7 NON-TRANSFERABILITY OF OPTIONS

Subject to Section 5.1, Options granted under this Plan may only be exercised during the lifetime of the Optionee by such Optionee personally. Other than an assignment made to an executor or administrator of a deceased Optionee’s estate, no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If any Optionee has transferred Options in contravention of this Section 3.7, such Options will terminate and be of no further force or effect.

ARTICLE IV
GRANT OF OPTIONS

4.1 GRANT OF OPTIONS

The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Committee may prescribe, grant Options to any Participant. Grants of Options will be based on the following criteria: (a) the Participant’s contribution to the management and growth of the Corporation; (b) the number and Exercise Price of Options previously granted to the Participant; (c) the overall aggregate total compensation package provided to the Participant; and (d) any other factors considered relevant by the Board or the Committee.

4.2 EXERCISE PRICE

The Exercise Price will be as determined by the Committee but in any event will be no less than the Fair Market Value of a Common Share on the Date of Grant.

4.3 TERM OF OPTIONS

Subject to any accelerated termination as permitted by the Committee or as otherwise set forth in this Plan, each Option shall expire on such date as determined by the Committee (provided that if such expiry would otherwise be during or immediately after a Black Out Period, then the expiry shall be extended until ten (10) Business Days following the expiration of the Black Out Period); provided that in no event will the Exercise Period of an Option exceed ten (10) years from its Date of Grant.

4.4 VESTING OF OPTIONS

Subject to the terms and conditions in this Plan, the Committee may impose such limitations or conditions on the vesting of any Option as the Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Committee and any such limitations or conditions will be specified in the Option Agreement with respect to such Option.

Once an instalment vests and becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in connection with the grant of such Option or otherwise as specified herein. Upon vesting, each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. The Committee has the right to accelerate the date upon which any instalment of any Option vests and becomes exercisable.

Subject to the provisions of this Plan and any Option Agreement, vested Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

4.5 PAYMENT OF EXERCISE PRICE

The Exercise Notice must be accompanied by payment in full of the Exercise Price in respect of the Common Shares to be purchased. The Exercise Price must be fully paid by cash, certified cheque, bank draft, money order or wire transfer payable to the Corporation. No Common Shares will be issued or transferred until full payment therefor has been received by the Corporation. As soon as practicable after receipt of any Exercise Notice and full payment of the Exercise Price, the Corporation will deliver to the Participant a certificate or certificates representing the acquired Common Shares.

ARTICLE V
TERMINATION OF EMPLOYMENT

5.1 DEATH

If a Participant dies while an employee, officer or director of or Consultant to the Corporation or an Affiliate:

(a)	the executor or administrator of the Participant’s estate may exercise Options of the Participant equal to the number of Options that were exercisable at the Termination Date;

(b)

the right to exercise such Options as noted in subsection 5.1(a) above terminates on the earlier of: (i) the date that is 12 months after the Termination Date; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet vested at the Termination Date immediately expire and are cancelled and forfeited to the Corporation on the Termination Date; and

(c)	such Participant’s eligibility to receive further grants of Options under the Plan ceases as of the Termination Date.

5.2 TERMINATION OF EMPLOYMENT OR SERVICES

(a)

Where a Participant’s employment or term of office or engagement terminates for any reason other than death (whether such termination occurs with or without any or adequate notice or reasonable notice, or with or without any or adequate compensation in lieu of such notice), then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (i) the date that is 90 days after the Termination Date; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Participant that are not yet vested at the Termination Date immediately expire and are cancelled and forfeited to the Corporation on the Termination Date.

(b)

The eligibility of a Participant to receive further grants under the Plan ceases as of the date that the Corporation or an Affiliate, as the case may be, provides the Participant with written notification that the Participant’s employment or term of office or engagement, is terminated, notwithstanding that such date may be prior to the Termination Date.

(c)

Unless the Committee, in its sole discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment arrangement within or among the Corporation or an Affiliate for so long as the Participant continues to be an employee of the Corporation or an Affiliate.

(d)

For the purposes of this Section 5.2, the resignation of a director or the expiry of a director’s term on the Board without re-election (or nomination for election) shall be considered to be a termination of his or her term of office.

5.3 DISCRETION TO PERMIT EXERCISE

Notwithstanding the provisions of Sections 5.1 and 5.2, the Committee may, in its discretion, at any time prior to or following the events contemplated in such Sections, permit the exercise of any or all Options held by an Optionee or permit the acceleration of vesting of any or all Options, all in the manner and on the terms as may be authorized by the Committee, provided that the Committee will not, in any case, authorize the exercise of an Option pursuant to this Article beyond the expiration of the Exercise Period of the particular Option.

ARTICLE VI
CHANGE IN CONTROL

6.1 CHANGE IN CONTROL

Unless otherwise determined by the Committee or the Board at or after the Date of Grant, any Options outstanding immediately prior to the occurrence of a Change in Control, but which are not then exercisable, shall immediately vest and become fully exercisable upon the occurrence of a Change in Control. The Committee or the Board shall have the right to determine, in its discretion, that all outstanding vested Options may be cash settled by the Corporation at the Change in Control Price, less the applicable Exercise Price for such Options, as of the date such Change in Control is determined to have occurred, or as of such other date as the Committee or the Board may determine prior to the Change in Control, if the Optionee elects, in the Optionee’s sole discretion, to dispose of the Option to the Corporation and receive the cash settlement amount in lieu of exercising the Option to acquire the Common Shares. Outstanding Options may only be cash settled by the Corporation, as described above, if the Change in Control Price is higher than the Exercise Price for such outstanding Options. If the Change in Control Price is equal to or lower than the Exercise Price for such outstanding Options, the Committee or the Board may terminate such outstanding Options and such outstanding Options shall be of no further force or effect. Further, the Committee or the Board shall have the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from the Change in Control.

ARTICLE VII
 SHARE CAPITAL ADJUSTMENTS

7.1 GENERAL

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Common Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Section would have an adverse effect on this Plan or on any Option granted hereunder.

7.2 REORGANIZATION OF CORPORATION’S CAPITAL

Should the Corporation effect a subdivision or consolidation of Common Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Options in order to adjust: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; and/or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Participants holding such Option, the Board will authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.3 OTHER EVENTS AFFECTING THE CORPORATION

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Common Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Option in order to adjust: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Participants holding such Options, the Board will authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

7.4 ISSUE BY CORPORATION OF ADDITIONAL SHARES

Except as expressly provided in this Article 7, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired as a result of a grant of Options or upon the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

7.5 FRACTIONS

No fractional Common Shares will be issued on the exercise of an Option. Accordingly, if, as a result of any adjustment under Section 7.2 or 7.3, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares which shall be disregarded.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1 LEGAL REQUIREMENT

The Corporation is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Board, in its sole discretion, such action would constitute a violation by an Optionee, or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any stock exchange upon which the Common Shares may then be listed.

8.2 PARTICIPANTS’ ENTITLEMENT

Except as otherwise provided in this Plan, Options (whether or not exercisable) previously granted under this Plan are not affected by any change in the relationship between, or ownership of, the Corporation and an Affiliate. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, an Affiliate ceases to be an Affiliate.

8.3 TAXES

(a)

Each Optionee (or their beneficiaries) shall be responsible for all taxes with respect to any Options granted to such Optionee under this Plan, whether as a result of the grant or exercise of Options or otherwise. The Corporation makes no guarantee to any person regarding the tax treatment of Options or payments made under this Plan and none of the Corporation, its Affiliates or any of their respective employees or representatives shall have any liability to any Optionee with respect thereto.

(b)

To the extent required under applicable law, the Corporation shall be entitled to take all reasonable and necessary steps, or obtain all reasonable or necessary indemnities, assurances, payments or undertakings, to the sole satisfaction of the Corporation, to satisfy any tax remittance obligations of the Corporation or any Affiliate to any taxing authorities arising in respect of any exercise of any Options and the President of the Corporation shall be appointed as the attorney- in-fact for any Optionee under this Plan to take all such reasonable and necessary steps or Common Share sales. Without limiting the generality of the foregoing, the Committee may require:

(i)

that an Optionee pay to the Corporation, in addition to and in the same manner as the Exercise Price, or as the Committee may determine, such amount as the Corporation or an Affiliate is obliged to remit to the relevant taxing authority in respect of the exercise of the Option;

(ii)

the issuance of Common Shares by the Corporation upon exercise of the Options to an agent on behalf of the Optionee, with such agent being authorized to sell in the market, on behalf of the Optionee, on such terms and at such time or times as the Corporation determines, a portion of the Common Shares issued with any cash proceeds realized on such sale to be remitted to and used by the Corporation or the Affiliate to satisfy the required remittances; or

	(iii)	other arrangements acceptable to the Corporation or the Affiliate to fund the required remittances.

Any such additional payment is due no later than the date on which any amount with respect to the exercised Option is required to be remitted to the relevant tax authority by the Corporation or an Affiliate, as the case may be.

8.4 RIGHTS OF PARTICIPANT

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan) and the granting of any Option is not to be construed as giving a Participant a right to remain as an employee, consultant or director of the Corporation or an Affiliate. No Optionee has any rights as a shareholder of the Corporation in respect of Common Shares issuable on the exercise of any Option until the allotment and issuance to such Optionee of certificates representing such Common Shares.

8.5 TERMINATION

The Board may terminate the Plan in its discretion. After such termination, no further Options may be granted hereunder, but the Plan shall be deemed to continue to be effective with respect to those Options granted prior to such date.

8.6 AMENDMENT

(a)

Subject to the TSX Rules and the rules and policies of any other stock exchange on which the Common Shares are listed and applicable law, the Board may, without notice or shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

	(i)	making any amendments to the general vesting provisions of each Option;

(ii)

making any amendments to the general term of each Option provided that no Option held by an Insider may be extended beyond its original expiry date and no Option may be exercised after the tenth (10th) anniversary of the Date of Grant;

	(iii)	making any amendments to the provisions set out in ARTICLE V;

	(iv)	making any amendments to add covenants of the Corporation for the protection of Participants;

(v)

making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, it may be expedient to make, including amendments that are desirable as a result of changes in law or as a “housekeeping” matter; or

	(vi)	making such changes or corrections which are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.

(b)	Subject to Section 6.1, the Board shall not alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan without the consent of the Participant.

(c)	Notwithstanding any other provision of this Plan, none of the following amendments shall be made to this Plan without approval of the TSX and the approval of shareholders:

	(i)	amendments to the Plan which would increase the number of Common Shares issuable under the Plan;

	(ii)	amendments to the Plan which would increase the number of Common Shares issuable to Insiders;

	(iii)	amendments that would extend the Exercise Period of any Options held by Insiders beyond the Exercise Period;

	(iv)	amendments that would reduce the Exercise Price of any Options held by Insiders;

	(v)	the addition of any form of financial assistance to a Participant; and

	(vi)	any changes or amendments to Section 8.5 that would entitle the Board to amend this Plan without shareholder approval.

8.7 INDEMNIFICATION

Every member of the Board will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, that such member may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the member, otherwise than by the Corporation, for or in respect of any act done or omitted by the member in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgment rendered therein.

8.8 PARTICIPATION IN THE PLAN

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

8.9 EFFECTIVE DATE AND APPROVALS

This Plan becomes effective on January 25, 2013 and applies to all Options granted on and after that date. The Plan shall be subject to such future approvals of the shareholders of the Corporation and of the TSX as may be required under the TSX Rules from time to time and applicable law.

8.10 GOVERNING LAW

This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SCHEDULE A

ENERGY FUELS INC.
2013 AMENDED AND RESTATED STOCK OPTION PLAN

Form of Option Agreement

Energy Fuels Inc. (the “Corporation”) hereby grants the following Option(s) to the Participant named below (herein the “Recipient”), in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the Energy Fuels Inc. 2013 Amended and Restated Stock Option Plan (the “Plan”) of the Corporation:

Name of Recipient:
Date of Grant:
Total Number of Common Shares Subject to Option:
Exercise Price of Options:
Expiry Date:
Additional terms applicable to such Option:

1.

The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan. Except where the terms and provisions of this Option Agreement specifically state that they supersede the terms or provisions of the Plan, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, all applicable terms and provisions of the Plan will govern and prevail.

2.	Subject to any acceleration in vesting as provided in the Plan or as otherwise determined in this Option, each Option shall vest and be exercisable as follows:

%	When Exercisable

3.	In no event is the Option granted hereunder exercisable after the expiration of the relevant Exercise Period.

4.

No fractional Common Shares will be issued pursuant to an Option granted hereunder. If, as a result of any adjustment to the number of Common Shares issuable pursuant to an Option granted hereunder pursuant to the Plan, the Recipient would be entitled to receive a fractional Common Share, the Recipient has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.

Nothing in the Plan or in this Option Agreement will affect the Corporation’s right, or that of an Affiliate, to terminate the employment or term of office or engagement of a Recipient at any time for any reason whatsoever. Upon such termination, a Recipient’s rights to exercise Options will be subject to restrictions and time limits, complete details of which are set out in the Plan.

6.

Each notice relating to the Option, including the exercise of any Option, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the Corporate Secretary of the Corporation. All notices to the Recipient will be addressed to the principal address of the Recipient on file with the Corporation. Either the Corporation or the Recipient may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either the Recipient or the Corporation is not binding on the recipient thereof until received.

7.

Options may be exercised, in whole or in part, by delivery of one or more notices of exercise substantially in the form attached as Schedule B to the Plan, accompanied by payment in full of the purchase price of the shares then purchased by way of certified cheque, bank draft, money order or wire transfer in favour of the Corporation. Each such notice shall constitute the Recipient’s acknowledgement of and undertaking to comply to the satisfaction of the Corporation and its counsel with all applicable requirements of any stock exchange upon which any securities of the Corporation may from time to time be listed and of any applicable regulatory authority.

8.

Subject to Section 5.1 of the Plan, any Option granted pursuant to this Option Agreement may only be exercised during the lifetime of the Recipient by the Recipient personally and no assignment or transfer of an Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option granted hereunder terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

9.	The Recipient hereby acknowledges and agrees that:

(a)

any rule, regulation or determination, including the interpretation by the Board of the Plan, with respect to the Option granted hereunder and, if applicable, its exercise, is final and conclusive for all purposes and binding on all persons including the Corporation and the Recipient;

	(b)	the grant of the Option does not affect in any way the right of the Corporation or any Affiliate to terminate the employment of the Recipient; and

	(c)	the participation of the Recipient in the Plan is entirely voluntary.

10.

All Options granted to a U.S. Person and all Common Shares issued to a U.S. Person on exercise of the Options will be issued pursuant to the registration requirements of the United States Securities Act of 1933 (the “U.S. Securities Act”), as amended, or an exemption from such registration requirements.

11.

If the Common Shares issuable upon exercise of the Options have not been registered under the U.S. Securities Act, as a condition to the exercise of an Option, the Corporation may require the Participant to represent and warrant in writing at the time of such exercise that the Common Shares are being purchased only for investment and without any then present intention to sell or distribute such Common Shares. At the option of the Corporation, a stop-transfer order against such Common Shares may be placed on the shareholder register and records of the Corporation, and a legend indicating that the Common Share(s) may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such Common Shares in order to assure an exemption from registration. The Corporation also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. The Corporation has no obligation to undertake registration of Options or the Common Shares of stock issuable upon the exercise of Options

12.	This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ENERGY FUELS INC.

By:

      __________________________________
      Authorized Signatory

I have read the foregoing Option Agreement and hereby accept the Option in accordance with and subject to the terms and conditions of such Option Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Corporate Secretary of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the Option.

Date Accepted	Recipient’s Signature

Recipient’s Name
(Please Print)

SCHEDULE B

ENERGY FUELS INC.
2013 AMENDED AND RESTATED STOCK OPTION PLAN

Notice of Exercise of Option

Pursuant to the terms of the Option Agreement dated _____________________________ between Energy Fuels Inc. (the “Corporation”) and me, I hereby exercise my option to purchase ______ Common Shares (“Shares”) of the Corporation, at the Exercise Price (as defined in the Option Agreement) of Cdn$ __________ per Share.

Enclosed herewith is a certified cheque, bank draft, money order or wire transfer in the amount of Cdn$ ____________ payable to the Corporation in full payment of the purchase price for such Shares.

Please cause any Shares purchased hereby to be issued in ____________ certificate(s) of Shares each, registered as follows:

Name: ___________________________________

Address: ___________________________________

I understand that the certificate(s) for any Shares issuable to me pursuant to this Notice will be forwarded to me by the Corporation’s Transfer Agent by registered mail.

As the undersigned Optionee:

(A) I hereby represent and warrant that: (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares and I have sufficient financial resources to be able to bear the risk of an investment in the Shares; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Corporation; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Corporation; and (4) either (a) I am not (i) a U.S. Person (as defined in Regulation S of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), (ii) acting for the account or benefit of a U.S. Person or (iii) delivering this Notice of Exercise from the United States or (b) I make the representations set forth in item (B) below.

(B) I acknowledge that the Shares have been registered under the U.S. Securities Act, under a Form S-8 filed with the United States Securities and Exchange Commission, and I have received the prospectus describing the Plan.

Date	Participant’s Signature